Press Release

O2Diesel Closes Private Placement with Energenics

O2Diesel Corporation (AMEX: OTD) today announced that on November 22, 2006, O2Diesel Corporation (the “Company”) held its closing with Singapore based Energenics Holdings Pte Ltd. and its wholly owned subsidiary, Energenics Pte Ltd. (“Energenics”) in connection with a private placement of 1,371,742 shares of the company’s common stock for total proceeds of $1,000,000. The shares were sold pursuant to a Common Stock and Warrant Purchase Agreement entered into between the parties on September 15, 2006.

In addition, on September 15, 2006, the parties entered into a five year agreement for the supply of O2Diesel’s proprietary fuel technology. Energenics will brand the pioneering cleaner burning fuel as “EnerDiesel — Powered by O2Diesel,” in Asia Pacific & South Africa.

“We are looking forward to working with Energenics to develop this exciting market for O2Diesel. The Asia Pacific & South Africa is an extremely important bioenergy market and partnering with Energenics is a major strategic development for O2Diesel Corporation,” commented Alan Rae, Chief Executive Officer of O2Diesel Corporation.

About O2Diesel: The Company and Its Fuel Technology

O2Diesel Corporation (AMEX:OTD) and its U.S. subsidiary O2Diesel, Inc., is a pioneer in the commercial development of a cleaner-burning diesel fuel alternative that provides exceptional performance and environmental qualities for centrally fueled fleets and off-road equipment of all kinds. Engineered and designed for universal application, O2Diesel(TM) is an ethanol-diesel blend that substantially reduces harmful emissions without sacrificing power and performance. Extensive independent and government-recognized laboratory and in-use field tests have demonstrated the effectiveness of O2Diesel(TM) -- the introduction of this cost-effective, cleaner-burning diesel fuel is now underway in the United States and other global markets. For more information please refer to www.o2diesel.com.

Forward Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding O2Diesel Corporation’s business which are not historical facts are ‘forward-looking statements’ that involve risks and uncertainties. Forward-looking statements are subject to a variety of risks and uncertainties which could cause actual events or results to differ from those reflected in the forward-looking statements, including, without limitation, the failure to obtain adequate financing on a timely basis and other risks and uncertainties. Actual results could differ materially from those projected in the forward-looking statements, as a result of either the matters set forth or incorporated in this report generally or certain economic and business factors, some of which may be beyond the control of O2Diesel. These factors include adverse economic conditions, entry of new and stronger competitors, inadequate capital, unexpected costs, failure to gain product approval in the United States or foreign countries for the commercialization and distribution of our products, failure to capitalize upon access to new markets and failure in obtaining the quality and quantity of ethanol necessary to produce our product at competitive prices. O2Diesel disclaims any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. “O2Diesel” and “CityHome” are trademarks of O2Diesel Corporation.

Contact:
O2Diesel Corporation
Alan Rae
+1 (302) 266 6000

Or

Alliance Advisors, LLC
Mark McPartland
+1 (914) 244-0062

More About Energenics:

Energenics is a supplier of alternative energy solutions and technologies, providing customers access to switched or phased renewable fuels programmes that enable energy and emission reductions at zero or minimal capital cost compared to existing technologies.

Energenics identifies, invests, sources, validates and commercialises energy technology.

Energenics has a strong customer base comprising transportation groups, mining companies, and port and marine operators throughout the Asia Pacific region. Our goal is to improve the use of conventional energy sources, reduce emissions and ultimately, phase in the use of alternative energy solutions to benefit the environment and their customers.

Energenics’ strategy is to became the Asia Pacific’s first truly integrated supplier of innovative technologies to help meet targets in energy reduction and climate change in mobile and stationary sources.

Ronen Hazarika
Director
Energenics Pte Limited
7 Temasek Boulevard,
Suntec City Tower 1 #04-01A
Singapore 038987
Tel. +65 6415 1650
Fax. +65 6415 1656

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